Form 8-K
U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Date of Report
May 23, 2012

BAB, Inc.
(Name of small business issuer in its charter)

Delaware	0-31555	36-4389547
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	file number	Identification Number)

500 Lake Cook Road, Suite 475, Deerfield, IL 60015
(Address of principal executive offices) (Zip Code)

Issuer's telephone number (847) 948-7520

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of BAB, Inc. was held on Friday May 18, 2012.  The shareholders voted, either in person or by proxy on the following proposals, with the final result of the share holder vote as follows:

1.	To elect four Directors to serve for a one-year term expiring when their successors are elected and qualified at the annual meeting in 2012.

	Votes For	Votes Withheld	Abstain	Broker Non-Votes
01 Michael Evans	2,513,830	39,746	-	4,051,417
02 Steven Feldman	2,539,499	14,077	-	4,051,417
03 James Lentz	2,541,499	14,077	-	4,051,417
04 Michael Murtaugh	2,484,000	71,576	-	4,051,417

2.	To act upon a proposal to ratify the appointment of Frank L. Sassetti & Co. as independent auditors of the Company for the fiscal year ending November 30, 2012.

Votes For	Against	Abstain	Broker Non-Votes
6,582,612	17,069	5,312	-

3.	To vote, in the discretion of the proxy holder, on all other business as may properly come before the meeting or any adjournment thereof.

Votes For	Against	Abstain	Broker Non-Votes
6,101,775	340,986	162,232	-

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAB, Inc.
(Registrant)

By: /s/ Michael W. Evans
Michael W. Evans, Chief Executive Officer

Date: May 23, 2012